Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Alliance Entertainment Holding Corporation

Plantation, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated October 17, 2022, relating to the consolidated financial statements of Alliance Entertainment Holding Corporation incorporated by reference in Alliance Entertainment Holding Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2023.

/s/ BDO USA, LLP

Miami, Florida

April 26, 2023